Exhibit 99.3

AGREEMENT
This Agreement (this “Agreement”) is made and entered into as of February 28, 2019 by and among eBay Inc., a Delaware corporation (the “Company”), and the entities and natural persons set forth in the signature pages hereto (collectively, “Starboard”) (each of the Company and Starboard, a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
WHEREAS, the Company and Starboard have engaged in dialogue concerning the Company;
WHEREAS, as of the date of this Agreement, Starboard has a beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act (as defined below)) interest in the common stock, par value $0.001 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 7,115,819 shares of the Common Stock (the “Shares”); and
WHEREAS, as of the date of this Agreement, the Company and Starboard have determined to come to an agreement with respect to certain matters as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:
1.New Director.
(a)New Director Appointment. As promptly as practicable following the date of this Agreement (and in any event within one (1) business day following the date of this Agreement), the Board of Directors of the Company (the “Board”) and all applicable committees of the Board shall take all such actions as are necessary to increase the size of the Board and appoint Matt Murphy (the “Investor Designee”) as a new member of the Board. During the period commencing with the foregoing appointment through the expiration of the Standstill Period (as defined below), the Board and all applicable committees shall take all necessary actions so that the size of the Board is no more than fifteen (15) directors, unless Starboard consents in writing to any proposal to increase the size of the Board or stockholders of the Company take such actions to increase the size of the Board (provided, however, that following the appointment of the Investor Designee through the 2019 Annual Meeting, the size of the Board shall be no more than sixteen (16) directors).
(b)2019 Annual Meeting Nomination. The Company agrees that, provided that the Investor Designee is able and willing to serve on the Board and continues to be a Qualified Director (as defined below), the Board and all applicable committees of the Board shall take all necessary actions to include the Investor Designee in the Company’s slate of recommended nominees standing for election at the 2019 annual meeting of stockholders of the Company (the “2019 Annual Meeting”). The Company further agrees that it shall recommend, support and solicit proxies for the Investor Designee at the 2019 Annual Meeting in the same manner as it recommends, supports, and solicits proxies for the election of each other nominee on such slate. The Company shall use its reasonable best efforts to schedule and hold the 2019 Annual Meeting no later than June 29, 2019. The term “Qualified Director” means an individual who (i) is independent of Starboard (for the avoidance of doubt, the nomination by Starboard of any person to serve on the board of another company shall not (in and of itself) cause such person not to be deemed independent of Starboard), (ii) qualifies as “independent” pursuant to the NASDAQ Stock Exchange listing standards, (iii) does not have any agreement, arrangement or understanding, written or oral, with Starboard or any Affiliate or Associate (each as defined below) of Starboard regarding such person’s service as a director on the Board and (iv) meets all other qualifications required for service as a director set forth in the Company’s Bylaws and the Company’s Governance Guidelines.
(c)Replacement Designee. If the Investor Designee is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Standstill Period, and at all times since the date of this Agreement, Starboard beneficially owns (as determined under Rule 13d-3 promulgated under the Exchange Act) at least 5,336,864 Shares (subject to adjustments for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”), Starboard and the Company will cooperate in good faith to select, and the Company will appoint, a substitute person acceptable to Starboard and the Company for appointment to the Board in accordance with this Section 1 (any such replacement nominee shall be referred to as a “Replacement Designee,” and upon becoming a Replacement Designee, such person shall be deemed the Investor Designee for purposes of this Agreement). Any Replacement Designee must qualify as a Qualified Director. Upon a Replacement Designee’s appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such Replacement Designee to any applicable committee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal (provided, for the avoidance of doubt, that such Replacement Designee satisfies any applicable criteria for membership on any such committee). Any Replacement Designee designated pursuant to this Section 1(c) to replace the Investor Designee or a Replacement Designee (as applicable) prior to the mailing of the Company’s definitive proxy statement for the 2019 Annual Meeting shall stand for election at the 2019 Annual Meeting together with the Company’s other nominees as contemplated herein.
(d)Additional Agreements.
(i)Starboard agrees that it will cause its managing members, partners, officers, employees, Affiliates and Associates (collectively, “Covered Persons”) to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any Covered Persons. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”), and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.
(ii)Upon execution of this Agreement, Starboard hereby agrees that except as provided herein Starboard will not, and that it will not permit any of its Covered Persons to, (A) nominate or recommend for nomination any person for election at the 2019 Annual Meeting, directly or indirectly, (B) submit any proposal for consideration at, or bring any other business before, the 2019 Annual Meeting, directly or indirectly, or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2019 Annual Meeting, directly or indirectly. Starboard shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(d)(ii).
(iii)Starboard agrees that it will appear in person or by proxy at any annual or special meeting or action by consent matter during the Standstill Period and vote all shares of Common Stock beneficially owned by Starboard at such meeting or consent matter (A) in favor of all of the Company’s nominees, including the Investor Designee, and against any nominees not recommended by the Company, (B) against any proposals or resolutions to remove any member of the Board and (C) in accordance with recommendations by the Board on all other proposals or business that may be the subject of stockholder action, provided, however, that with respect to any recommendation by the Board covered by the preceding clause (C), in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise, Starboard shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation.
(iv)Starboard shall promptly (and in any event within five (5) business days) inform the Company in writing if at any time Starboard’s beneficial ownership of Common Stock decreases to less than the Minimum Ownership Threshold.
(v)Starboard acknowledges that all directors are (A) governed by all policies, procedures, codes, rules, standards and guidelines applicable to all members of the Board and (B) required to keep confidential all Company confidential information and not disclose to any third parties (including Starboard) any discussions, matters or materials considered in meetings of the Board or Board committees. Starboard acknowledges that the Investor Designee’s appointment is conditioned on such person submitting a completed copy of the Company’s director questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check and any other agreements), in each case, in the same forms as required by the Company in connection with the appointment or election of all new independent Board members.
(vi)The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions, effective no later than immediately following the appointment of the Investor Designee to the Board, to determine, in connection with his or her initial appointment as a director and nomination by the Company at the 2019 Annual Meeting, as applicable, that such Investor Designee is deemed to be (A) a member of the “Incumbent Board” or “Continuing Director” (or any similar term) as such term(s) may be defined in the definition of “Change in Control”, “Change of Control” (or any similar term) under Company incentive plans, options plans, deferred compensation plans, employment agreements, severance plans, retention plans, loan agreements, indentures or any other related plans or agreements that refer to any such plan or agreement’s definition of “Change in Control” (or any similar term) and (B) a member of the Board as of the beginning of any applicable measurement period for the purposes of the definition of “Change in Control” or any similar term under certain incentive plans, options plans, employment agreements, loan agreements or indentures of the Company, including, without limitation, any retention plan, severance plan, or change-in-control severance plan.
(vii)From the date of this Agreement until the Investor Designee is appointed to the Board, the Company and the Board shall not take any actions to amend the Company’s governance structure, including through amendments to the Company’s Certificate of Incorporation and/or Bylaws, in a way that prevents the Company from complying with its obligations hereunder.
(e)Standstill Provisions. Starboard agrees that, from the date of this Agreement until the date that is the earlier of (x) thirty (30) calendar days prior to the deadline established pursuant to the Company’s Bylaws for stockholders to deliver notice to the Company of director nominations to be brought before the 2020 annual meeting of stockholders of the Company (the “2020 Annual Meeting”) and (y) ninety (90) days prior to the first anniversary of the 2019 meeting (the “Standstill Period”), neither it nor any of its Covered Persons will, and it will cause each of its Covered Persons not to, directly or indirectly, in any manner:
(i)engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;
(ii)form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the entities or persons who are Starboard parties identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of a wholly owned or fully employed Affiliate of Starboard to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;
(iii)deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock, other than any such voting trust, arrangement or agreement solely among the members of Starboard and otherwise in accordance with this Agreement;
(iv)seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the appointment, election or removal of any directors;
(v)(A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any written consent of stockholders of the Company, (B) issue letters, presentations, statements or materials regarding the Company or Starboard’s investment in the Company (provided this clause (B) shall cease to apply after the date the Company announces its earnings for the fourth quarter ending December 31, 2019, subject to compliance with all other terms of this Agreement), (C) make any offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries, (D) solicit a third party to make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries, or encourage or support any third party in making such an offer or proposal, (E) call for or comment on any third party proposal regarding any merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to the Company or any of its subsidiaries or (F) call or seek to call a special meeting of stockholders or take or seek to take action by written consent of stockholders;
(vi)seek, alone or in concert with others, representation on the Board, except as specifically contemplated by Section 1;
(vii)advise, encourage, support or influence any person or entity with respect to the voting or disposition of any securities of the Company at any annual or special meeting or written consent of stockholders, except in accordance with Section 1; or
(viii)make any request or submit any proposal to waive or amend the terms of this Agreement (including this clause) other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.
(f)Committees. The Company agrees that the Investor Designee shall be reasonably considered in good faith for membership on other committees of the Board to the same extent as other independent members of the Board.
2.Representations and Warranties of the Company. The Company represents and warrants to Starboard that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or agreement to which the Company is a party or by which it is bound.
3.Representations and Warranties of Starboard. Starboard represents and warrants to the Company that (a) the authorized signatory of Starboard set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Starboard thereto, (b) this Agreement has been duly authorized, executed and delivered by Starboard, and is a valid and binding obligation of Starboard, enforceable against Starboard in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution, delivery and performance of this Agreement by Starboard does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Starboard, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Starboard is a party or by which it is bound, (e) as of the date of this Agreement, Starboard beneficially owns (as determined under Rule 13d-3 promulgated under the Exchange Act) 7,115,819 Shares, (f) as of the date hereof, Starboard does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership, and whether or not to be settled by delivery of shares of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement) and (g) Starboard will not, directly or indirectly, compensate or agree to compensate any director or director nominee of the Company for his or her respective service as a nominee or director of the Company, including the Investor Designee with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities. For the avoidance of doubt, nothing herein shall prohibit Starboard for compensating or agreeing to compensate any person for his or her respective service as a nominee or director of any other company.
4.Press Release. Promptly following the execution of this Agreement, the Company shall issue a press release in the form attached hereto as Exhibit B (the “Press Release”). Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) nor Starboard shall issue any press release or make public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party. During the Standstill Period, neither the Company nor Starboard shall make any public announcement or statement that is inconsistent with or contrary to the express terms of this Agreement (including the Press Release), except as required by law or the rules of any stock exchange. For the avoidance of doubt, the foregoing shall not prohibit Starboard from issuing any press release or making any public announcement or statement during the Standstill Period that does not violate the express terms of this Agreement.
5.Specific Performance. Each of Starboard, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Starboard, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 5 is not the exclusive remedy for any violation of this Agreement.
6.Expenses. The Company shall reimburse Starboard for its reasonable, documented, out-of-pocket fees and expenses (including outside legal fees) incurred in connection with Starboard’s involvement at the Company, including negotiation and execution of this Agreement, and the identification of any potential director nominees contemplated hereby, provided that such reimbursement shall not exceed $125,000 in the aggregate.
7.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
8.Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (c) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
eBay Inc.
2025 Hamilton Avenue
San Jose, California 95125
Attention:    General Counsel

with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, NY 10019
Attention:    Daniel A. Neff., Esq.
Sabastian V. Niles, Esq.
Raaj S. Narayan, Esq.

E-mail:    DANeff@wlrk.com
SVNiles@wlrk.com
RSNarayan@wlrk.com

If to Starboard or any member thereof:
Starboard Value LP
777 Third Avenue, 18th Floor
New York, NY 10017
Attention:    Peter A. Feld
Email:     pfeld@starboardvalue.com

with a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention:    Gary J. Simon, Esq.
Anson B. Frelinghuysen, Esq.
E-mail:    gary.simon@hugheshubbard.com
anson.frelinghuysen@hugheshubbard.com

9.Applicable Law. This Agreement and all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by the other Party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
10.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).
11.Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or, if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, managing members, partners, officers, investment professionals, key employees or directors shall have breached this Section 11, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, managing members, partners, officers, investment professionals, key employees or directors, shall in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander (including through any media interview or comment, Internet or social media posting or communication, regulatory filing or otherwise) the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Party’s subsidiary who no longer serves in such capacity at any time following the execution of this Agreement), directors (including any current director of a Party or a Party’s subsidiary who no longer serves in such capacity at any time following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their business strategies, businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives, provided, however, any statements regarding the Company’s operational or stock price performance, or any strategy, plans or proposals of the Company not supported by Starboard that do not disparage, call into disrepute or otherwise defame or slander any of the Company’s officers, directors, employees, stockholders, agents, attorneys or representatives (“Opposition Statements”) shall not be deemed to be a breach of this Section 11, except that any Opposition Statements may only speak to a matter that has been made public by the Company, provided, further, that if any Opposition Statement is made by Starboard, the Company shall be permitted to publicly respond with a statement similar in scope to any such Opposition Statement.
12.Securities Laws. Starboard acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
13.Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term. This Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties with respect to the subject matter of this Agreement other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Starboard. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to Starboard, the prior written consent of the Company, and with respect to the Company, the prior written consent of Starboard. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities. This Agreement shall terminate at the end of the Standstill Period, except the provisions of Sections 5, 6, 8, 9, 12 and 13, which shall survive such termination; provided, however, that either Party may bring an action following such termination alleging a breach of this Agreement occurring prior to the end of the Standstill Period. Whenever the words

“include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.
COMPANY:
EBAY INC.
By:    /s/ Devin N. Wenig
Name:    Devin N. Wenig
Title:     President and Chief Executive
Officer

[Signature Page to Agreement]

STARBOARD:
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By:	Starboard Value LP, its investment manager
STARBOARD VALUE AND OPPORTUNITY S LLC

By:	Starboard Value LP, its manager
STARBOARD VALUE AND OPPORTUNITY C LP

By:	Starboard Value R LP, its general partner
STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By:	Starboard Value L LP, its general partner
STARBOARD VALUE LP

By:	Starboard Value GP LLC, its general partner
STARBOARD VALUE GP LLC

By:	Starboard Principal Co LP, its member
STARBOARD PRINCIPAL CO GP LLC
STARBOARD PRINCIPAL CO LP

By:	Starboard Principal Co GP LLC, its general partner
STARBOARD VALUE L LP

By:	Starboard Value R GP LLC, its general partner

STARBOARD VALUE R LP

By:	Starboard Value R GP LLC, its general partner
STARBOARD VALUE R GP LLC
By:    /s/ Peter A. Feld
Name: Peter A. Feld
Title: Authorized Signatory

[Signature Page to Agreement]

EXHIBIT A
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE L LP
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
PETER A. FELD

A-1

EXHIBIT B
Press Release
(see attached)

Draft - Privileged and Confidential
For Internal Use Only

CONFIDENTIAL DRAFT RELEASE - NOT FOR DISTRIBUTION
eBay Announces Strategic Initiatives to Enhance Performance
Initiates Operating Review
Commences Strategic Review of Its Portfolio
Adds Independent Directors, Jesse Cohn and Matt Murphy, to the Board
SAN JOSE, Calif., [March 1, 2019] -- eBay Inc. (NASDAQ: EBAY) today announced several new initiatives with the goal of positioning eBay for ongoing success and value creation. These initiatives include an operating review and the commencement of a strategic review of the Company’s portfolio of assets, including StubHub and eBay Classifieds Group. eBay has worked collaboratively with Elliott Management, Starboard Value, and other significant shareholders on these initiatives, which include the addition of two new independent directors to the Board.
In a process initiated by eBay’s Board of Directors and management late in 2018, these initiatives build on the capital allocation measures announced by eBay in January, including the introduction of a quarterly dividend and the return of $7 billion of capital to shareholders over the next two years. Additionally, eBay is highly focused on driving meaningful operational improvement. This is demonstrated by recently announced significant restructuring measures, including streamlining operations by consolidating the Company’s Marketplaces regions under a single global leadership team while also funding significant incremental investments in payments and advertising initiatives.
Devin Wenig, President and CEO of eBay Inc., stated: “Over the course of the last two months, we’ve met with a number of shareholders to understand their views. The bottom line is that we all share common ground: we see tremendous opportunity ahead and want to see eBay’s full potential realized over the long-term. The initiatives we are announcing today are the result of this constructive dialogue.”
Jesse Cohn, Partner at Elliott, stated: “Our discussions with Devin and the Board have been positive and productive, and we are pleased to have worked collaboratively to reach this agreement. We are confident that the initiatives announced today will drive meaningful shareholder value. Personally, I am looking forward to joining the Board and working with my fellow directors towards our mutual goal of positioning eBay for success and value creation.”
Peter Feld, Managing Member of Starboard Value, stated: “We are pleased with the changes underway at eBay and look forward to seeing the results of the Company’s announced operating and strategic reviews. We welcome the new directors to eBay and expect to maintain an ongoing and constructive dialogue with management and the Board.”
Initiates Operating Review
eBay announced today the initiation of an operating review, which will be led by the eBay management team and overseen by the Board of Directors. The operating review will target operational excellence and will build upon the recently announced reorganization and restructuring measures in order to drive enhanced revenue and operating income growth. eBay intends to announce the findings and targets from this review at an event in the Fall.
Commences Strategic Review of Portfolio Alongside Advisors
eBay, with the assistance of external financial advisors, has initiated a strategic review of its asset portfolio, including but not limited to StubHub and eBay Classifieds Group.

Draft - Privileged and Confidential
For Internal Use Only

There can be no assurance that the strategic review being undertaken will result in a sale, spin-off or other business combination involving eBay’s assets. eBay does not intend on making further public announcements regarding the strategic review unless and until the Board has approved a course of action requiring disclosure.
Adds New Directors to eBay Board
In support of these strategic initiatives and consistent with its commitment to board refreshment, eBay will immediately add Jesse Cohn of Elliott and Matt Murphy of Marvell Technology to the Board of Directors. Further, eBay will add a third new independent director later in the year and continue to examine how the Board can maintain the appropriate mix of skills, qualifications and diversity of backgrounds to best represent the Company’s stockholders.
“We are confident that both Jesse and Matt will add valuable experience and perspective to our board, and we look forward to working with them to execute our strategy and best serve all our shareholders,” added eBay’s Wenig.

Cooperation Agreements
eBay has entered into a cooperation agreement with affiliates of Elliott, who hold more than a 4% economic interest in eBay. eBay has also entered into a cooperation agreement with affiliates of Starboard Value, who hold an economic interest of approximately 1% in eBay. Under the terms of their respective agreements, each of Elliott and Starboard have agreed to certain standstill, voting, and other provisions with eBay. The cooperation agreements will be filed on a Form 8-K with the Securities and Exchange Commission.

Goldman Sachs & Co. LLC is acting as financial advisor to eBay, and Wachtell, Lipton, Rosen & Katz is acting as legal counsel.

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About Jesse Cohn: Cohn is a Partner, member of the Management Committee, and the Head of U.S. Equity Activism at Elliott Management Corporation. Mr. Cohn’s primary responsibility is to manage U.S. equity activist efforts, and he spends considerable time focusing on Elliott’s technology investments. Mr. Cohn serves on the Board of Directors of Citrix Systems, Inc. and is a member of the Advisory Board at the Harvard Law School Program on Corporate Governance. Prior to joining Elliott in 2004, Mr. Cohn was an Analyst in the mergers and acquisitions group at Morgan Stanley. He earned his B.S. in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.
About Matt Murphy: Murphy is President and Chief Executive Officer of Marvell Technology. He has led the company since joining in July 2016 and also serves as a member of the company’s Board of Directors. Prior to Marvell, Matt worked for Maxim Integrated in a series of business leadership roles over two decades. Most recently, he served as Executive Vice President of Business Units and Sales & Marketing, overseeing all product development and go-to-market activities. Murphy earned a B.A. from Franklin & Marshall College, and is also a graduate of the Stanford Executive Program. He serves on the board of directors of the Global Semiconductor Alliance (GSA), and Semiconductor Industry Association (SIA), where he was elected SIA Board Chair for 2018.
About eBay: eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, Calif., eBay is one of the

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world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2018, eBay enabled $95 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.
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Forward-Looking Statements
This communication contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries.  These statements are based on eBay’s current expectations, forecasts and assumptions and involve risks and uncertainties.   Actual results could differ materially from those predicted or implied in this communication for a variety of reasons. You can find more information about risks, uncertainties and other factors that could affect our operating results in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay’s Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.  You should not rely on any forward-looking statements. All information in this communication is as of March 1, 2019, and we do not intend and undertake no duty to update this information.

Investor Relations Contact: Selim Freiha, ir@ebay.com
Media Relations Contact: Steve Wymer, press@ebay.com

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